Exhibit 10.2

                             DATAHAND SYSTEMS, INC.
                      1993 INCENTIVE STOCK OPTION AGREEMENT
                         (For FY 2000 Contract Employee)

     This Option Agreement is made and entered into by and between DataHand Systems, Inc, a Delaware corporation (hereinafter referred to as the "Company") and __________ (hereinafter referred to as "Contract Employee"), as of the __________ which date is hereinafter referred to as the ("Date of Grant").

                                   WITNESSETH:

     WHEREAS, the Company has adopted the 1993 Industrial Innovations, Inc. Long-Term Incentive Plan (the "Plan") as an incentive to encourage key employees, key contract employees and officers of the Company to remain in its employment and to enhance the ability of the Company to attract new employees and contract employs whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

     WHEREAS, the Board believes that the granting of the Option herein described to Contract Employee is consistent with the stated purposes for which the Plan was adopted;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Company and Contract Employee agree as follows:

     1. Grant of Option. The Company hereby grants to Contract Employee the right and option (hereinafter referred to as the "Option") to purchase an aggregate of __________ shares (such number being subject to adjustment as provided in Article 11 of the Plan) of the common stock of DataHand Systems, Inc. (the "Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time as hereinafter provided.

     The Option granted hereunder is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code, as amended.

     2. Purchase Price. The price at which Contract Employee shall be entitled to purchase the Stock covered by the Option shall be __________ per share, which price is the fair market value of the Stock on the Date of Grant.

     3. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of __________ from in the Date of Vesting, through and including the normal close of business of the Company on __________ (hereinafter referred to as the "Expiration Date's subject to earlier termination as provided in paragraphs 7, 8 and 10 hereof.

     4. Exercise of Option. The Option may be exercised by Contract Employee at any time and from time to time on or after __________ and through the Expiration Date as to all or any part of the shares covered hereby by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 5 and 6 hereof

     In the event of a public tender for all or any portion of the Stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Board may in its sole discretion declare the Option to be immediately exercisable even if the original date for the exercise of the Option, as set forth in the first paragraph of this paragraph 4, has not yet passed.

Additionally, in the event of a Change of Control (as defined in the Plan), the Options under this Agreement shall become immediately exercisable even if the original date for the exercise of the Option has not yet passed

     5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Contract Employee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 6 hereof), the exact name or names in which the shares will be registered and the Social Security number of Contract Employee. Such notice shall be signed by the Contract Employee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Contract Employee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.
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     6.  Method of  Payment  for  Options.  Payment  for shares  purchased  upon exercise of the Option, shall be in cash or by certified or cashier's check in the amount of the full purchase price (the number of shares being purchased multiplied by the price per share). In lieu of payment as above provided, the Contract Employee may choose to pay all or any part of the purchase price by surrendering to the Company shares of Stock of the Company then owned by the Contract Employee. Should Contract Employee elect to pay all or a part of the purchase price by delivery of Stock, the Stock so delivered shall be valued, for purposes of this Agreement, at the Fair Market Value of such shares (as such Fair Market Value is determined pursuant to the Plan).

     7 Termination of Employment. In the event that Contract Employee's employment terminates for any reason other than for cause, then Contract Employee may at any time within three (3) months next succeeding the effective date of termination of employment exercise the Option to the extent that Contract Employee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. In the event that Contract Employee is terminated for cause, these options terminate immediately.

     8. Death of Contract Employee. In the event of the death of Contract Employee within a period during which the Option, or any part thereof, could have been exercised by Contract Employee, including three (3) months after termination (the "Option Period"), the Option shall lapse unless it is exercised within the Option Period and in no event later than fifteen (15) months after the date of Contract Employee's death by the Contract Employee's legal representative or representatives or by the person or persons entitled to do so under Contract Employee's last will and testament or if the Contract Employee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death of the Contract Employee only if the Option was exercisable by the Contract Employee immediately prior to his death. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 8 to exercise the Option.

     9. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 3 hereof and, except as provided in paragraphs 7 and 8 above, only by Contract Employee during his lifetime and while a Contract Employee of the Company. No Option granted by this Option. Agreement shall be transferable by Contract Employee other than by will or pursuant to applicable laws of descent and distribution. The Option granted by the Option Agreement shall be subject to the restrictions on transfer as set forth in Section 13 of the Plan.

     10. Adjustments in Number of Shares and Option Price. In the event a stock dividend is declared upon the Stock, the remaining shares of Stock then subject to this Option shall be increased proportionately without any change in the aggregate purchase price therefore. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, consolidation, there shall be substituted for each such remaining share of Stock then subject to this Option the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.

     11. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes regained to be withheld have been paid or withheld in full-, (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Committee, Contract Employee has delivered to the Committee an Investment Letter in form and content satisfactory to the Company as provided in paragraph 12 hereof.

     12. Securities Act. The Company shall have the fight, but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission.

     The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that Contract Employee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that Contract Employee is purchasing the shares for investment and not with a view to The sale or distribution thereof; (ii) that Contract Employee will not sell any shares received upon exercise of the Option or any other shares of the Company that Contract Employee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion.

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     If shares of Stock or other securities issuable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 or other applicable federal or state securities laws or regulations, such shares-shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

     "The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the availability of any exemption or the inapplicability of such securities laws must be established by an opinion of counsel, which opinion and counsel shall both be reasonably satisfactory to the Company."

     13. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Contract Employee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Contract Employee shall either pay, in cash or by certified or cashier's check, to the Company an amount equal to the taxes required to be paid on such transaction or Contract Employee shall authorize the Company to withhold from monies owing by the Company to Contract Employee an amount equal to the amount of federal, state or local taxes required to be withheld with respect to the shares to be issued upon exercise of the Option. Authorization of the Contract Employee to the Company to withhold taxes pursuant to this paragraph shall be in form and content acceptable to the Committee. Payment or authorization to withhold taxes by Contract Employee shall be completed prior to the delivery of any shares pursuant to this

Option Agreement. An authorization to withhold taxes pursuant to this provision shall be irrevocable unless and until the tax liability of Employee has been fully paid.

     14. Definitions: Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, Contract Employee acknowledges receipt of a copy of the Plan

     15. Administration. This Option Agreement shall at all times be subject to the terms arid conditions of the Plan and the Plan shall in all respects be administered by the Board in accordance with the terms of and as provided in the Plan. The Board shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board with respect thereto and to this Option Agreement shall be final and binding upon Contract Employee and the Company. In the event of any conflict between the terns and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

     16. Continuation of Employment. This Option Agreement shall not be construed to confer upon Contract Employee any right to continue in the employ of the Company and shall not limit the right of the Company, in its sole discretion, to terminate die employment of Contract Employee at any time.

     17. Obligation to Exercise. Contract Employee shall have no obligation to exercise any option granted by this Agreement.

     18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of Arizona.

     19 Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and Contract Employee. The Company and
Contract Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Contract Employee. In any such event, the Company and Contract Employee agree that this Option Agreement may be amended as necessary to secure for the Company and Contract Employee any benefits that may result firm such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and Contract Employee has hereunto set his (her) hand as of the day and year first above written

     Contract Employee
                                        DATAHAND SYSTEMS, INC.
                                        Its: CEO

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